UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2021 (May 13, 2021)

Rockwell Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12383	25-1797617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices) (Zip Code)

+1 (414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425, under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12, under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1.00 par value)	ROK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On May 11, 2021, Rockwell Automation, Inc. (“Rockwell”) entered into an amendment (the “SPA Amendment”) to the Securities Purchase Agreement, dated as of June 11, 2018 (the “Purchase Agreement”), by and between Rockwell and PTC Inc. (“PTC”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Purchase Agreement or the SPA Amendment.

Earlier, Rockwell and PTC entered into the Third Amended and Restated Strategic Alliance Agreement, effective as of October 1, 2020 (the “SAA”), which, among other things, extended the term of the SAA through September 30, 2023. Rockwell and PTC executed the SPA Amendment primarily to extend the term of certain provisions in the Purchase Agreement through September 30, 2023, in light of the extension of the SAA.

Furthermore, the SPA Amendment amended the Purchase Agreement to among other things:

•	alter the prohibition on transfers of PTC stock by Rockwell to a period ending on the earlier of (a) September 30, 2023 and (b) the one month anniversary of any expiration or termination of the SAA,

•

modify the permitted transfers provision, allowing for the transfer of securities that do not exceed (i) for shares of PTC stock sold in open market transactions, in the aggregate in any 90-day period, a number of shares equal to 1% of the total outstanding shares; and (ii) for shares sold in a “Marketed Underwritten Offering”, in the aggregate in any one-year period, a number of shares that does not exceed 5% as of the closing date of the first such offering or sale, provided that no more than one such offering may be conducted in any one-year period,

•

revise provisions of the Purchase Agreement relating to Rockwell’s designee on PTC’s board of directors (the “Purchaser Designee”) to exclude the Purchaser Designee from participating in a committee of PTC’s board or from any portion of a Board meeting or discussion only if the Purchaser Designee receives reasonable advance notice of the intention to exclude the Purchaser Designee,

•

adjust the definition of “Director Period” to be the period ending on the earlier of (i) the date on which Rockwell beneficially owns shares of PTC stock representing less than 5.0% of the total outstanding shares of PTC stock and (ii) the effective date set forth in a written notice from Rockwell to PTC in which both (x) Rockwell fully and irrevocably abdicates its rights pursuant to the board designee provisions and (y) the Purchaser Designee has tendered to the PTC board his or her resignation from the board,

•

alter the applicable time restrictions for the standstill provisions of the Purchase Agreement to be, except at the express invitation of PTC in its sole discretion, the period ending on the latest of (a) July 19, 2021 (the third anniversary of the original closing), (b) the one month anniversary of any expiration or termination of the SAA and (c) the date upon which the Director Period expires (such period, the “Standstill Period”),

(Page 2 of 4 Pages)

•

allow Rockwell to request PTC to amend or waive any standstill provisions through a private communication to PTC’s Chairman and/or its Chief Executive Officer that does not and could not require PTC or Rockwell to make any public announcement regarding a potential Business Combination,

•

require PTC to give written notice to Rockwell that PTC has entered into a definitive agreement with a third party to effect a Business Combination as promptly as possible after PTC has entered into such agreement and in any event prior to the public announcement of the agreement by PTC, provided that Rockwell must keep confidential the contents of such notice until such public announcement, and

•

require PTC promptly to give Rockwell written notice at least 48 hours before PTC publicly announces that it has retained a financial adviser to explore strategic alternatives for PTC and give Rockwell the opportunity to discuss the subject with PTC’s Chairman or its Chief Executive Officer, provided that no notice will be required if PTC determines that disclosing the retention of the financial advisor is required under applicable law or rules of any stock exchange or it is being made in response to the public announcement of a Business Combination.

The foregoing description of the SPA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The exhibits listed in the accompanying Exhibit Index are being filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to the Securities Purchase Agreement, dated May 11, 2021, between Rockwell and PTC.

104	Cover Page Interactive Data File, formatted in inline XBRL.

(Page 3 of 4 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By	/s/ Rebecca W. House
Rebecca W. House
Senior Vice President, Chief People and Legal Officer and Secretary

Date: May 13, 2021

(Page 4 of 4 Pages)